Exhibit 99.1

Comcap Holding Corp. And Subsidiaries
(a Delaware Corporation)
Consolidated Financial Statements
As Of and For the Years Ended December 31, 2001

                        Report of Independent Accountants

To the Board of Directors of
Comcap Holding Corp.:

We have audited the accompanying consolidated balance sheet of Comcap Holdings Corp. (a Delaware corporation) and its subsidiaries as of December 31, 2001, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company as of December 31, 2000 and for the year then ended were audited by other independent accountants whose report dated April 10, 2001 (except with respect to the matters discussed in Note 19, as to which the date is May 17, 2002) expressed a going concern opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2001 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Comcap Holdings Corp. and subsidiaries at December 31, 2001, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency and uncertainty on future financing that raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.











PricewaterhouseCoopers LLP
July 26, 2002
New York, New York

Comcap Holdings Corp. and Subsidiaries                                         2
(A Delaware Corporation)
Consolidated Balance Sheet
December 31, 2001
--------------------------------------------------------------------------------

Assets

Cash and cash equivalents                                                             $      848,959
Restricted cash                                                                            3,560,965
Loans receivable, net                                                                     58,162,852
Receivable from bank                                                                       3,302,481
Accrued interest receivable                                                                  424,061
Servicing asset                                                                            6,224,274
SBA license, net of accumulated amortization of $749,083                                     260,917
Furniture and equipment, net of accumulated depreciation of $453,900                         324,458
Other real estate owned                                                                       34,500
Other assets                                                                               1,262,621
                                                                                      --------------
          Total assets                                                                $   74,406,088
                                                                                      ==============

Liabilities and Shareholders' Equity

Bank notes payable                                                                    $   65,694,315
Accounts payable and accrued liabilities                                                   4,233,433
Income and franchise taxes payable                                                            19,473
Accrued interest payable                                                                     440,268
Dividends payable                                                                            500,000
Demand notes payable to shareholders                                                       2,000,000
Puttable common stock, 17,105 shares puttable back to company by the holder
     at a per share price of $65.67                                                        1,123,285
                                                                                      --------------
          Total liabilities                                                               74,010,774
                                                                                      --------------
Commitments and contingenciess (note 12)

Shareholders' equity
   Common stock, 10,000,000 shares authorized, 1,075,487 outstanding                           1,059
        including 17,105 puttable common shares, par value $.00l per share
   Preferred stock, l,000,000 shares authorized,
        Series A, 25,000 shares outstanding, par value $.00l per share,
          stated value $2,500,000                                                                 25
        Series B, 750,000 shares outstanding, par value $.00l per share,
          stated value $12,500,000                                                               750
   Additional paid-in capital                                                             14,188,277
   Accumulated deficit                                                                   (13,794,797)
                                                                                      --------------
          Total shareholders' equity                                                         395,314
                                                                                      --------------

          Total liabilities and shareholders' equity                                  $   74,406,088
                                                                                      ==============

        The accompanying notes are an integral part of these consolidated statements.

Comcap Holdings Corp. and Subsidiaries                                         3
(A Delaware Corporation)
Consolidated Statement of Operations
For the year ended December 31,200l
--------------------------------------------------------------------------------

Revenues
  Interest income                                                  $  8,285,112
  Gain on sale of loans                                               1,147,709
  Servicing fee loss                                                    (23,227)
  Loan application fees and other income                                613,304
                                                                   ------------

    Total revenues                                                   10,022,898
                                                                   ------------

Expenses
  Interest expense                                                    5,122,832
  Salaries and benefits                                               2,708,425
  Professional fees                                                   1,243,712
  Depreciation and amortization                                         232,282
  Provision for possible loan losses                                  2,684,245
  Loan processing costs                                                 589,198
  Business development, travel and entertainment                        196,544
  Rental expense                                                        375,035
  Restructuring charge                                                  737,846
  Other expenses                                                        631,475
                                                                   ------------

    Total expenses                                                   14,521,594
                                                                   ------------

Loss before provision for income and franchise taxes                 (4,498,696)

Provision for income and franchise taxes                                 77,884
                                                                   ------------

    Net loss                                                       $ (4,576,580)
                                                                   ============

 The accompanying notes are an integral part of these consolidated statements.

Comcap Holdings Corp. and Subsidiaries                                         4
(A Delaware Corporation)
Consolidated Statement of Changes in Shareholders' Equity
--------------------------------------------------------------------------------

                                                                 Additional
                                       Common      Preferred      Paid-In      Comprehensive     Accumulated
                                        Stock        Stock        Capital      Income (Loss)       Deficit           Total
Balance, December 31, 2000             $  1,059     $   775     $ 14,188,277   $          -     $  (9,093,217)   $   5,096,894

Dividend on preferred stock                                                                          (125,000)        (125,000)

  Net (loss) - 2001                                                              (4,576,580)       (4,576,580)      (4,576,580)
                                       --------     -------     ------------   -------------    --------------   -------------

Comprehensive (loss)                          -           -                -   $ (4,576,580)                -                -
                                       --------     -------     ------------   =============    --------------   -------------

Balance, December 31, 2001             $  1,059     $   775     $ 14,188,277                    $ (13,794,797)   $     395,314
                                       ========     =======     ============                    ==============   =============

Comcap Holdings Corp. and Subsidiaries                                         5
(A Delaware Corporation)
Consolidated Statement of Cash Flows
For the year ended December 31, 2001
--------------------------------------------------------------------------------

Cash flows from operating activities
     Net loss                                                                                            $   (4,576,580)
                                                                                                         --------------
  Adjustments to reconcile net loss to net cash provided by operating activities
       Loans originated for sale                                                                            (28,759,467)
       Proceeds from sale of SBA guaranteed portion of loans                                                 29,527,356
       Loan principal collected                                                                               6,758,193
       Loss on sale of other real estate owned                                                                   18,231
       Loss on sale of fixed asset                                                                               33,620
       Depreciation and amortization                                                                            232,282
       Amortization of loan origination costs                                                                   391,225
       Deferred loan origination costs                                                                         (167,433)
       Provision for possible loan losses                                                                     2,684,245
       Unearned premium income                                                                                  687,585
       Amortization of servicing asset                                                                        1,904,029
       Accretion of discount on portfolio                                                                    (1,922,813)
       Proceeds from sale of other real estate owned                                                             67,769
       Restructuring charge accrued, net of amounts paid                                                        130,642
       Other                                                                                                      6,337
       Net change in
          Receivable from sale of loans                                                                       2,747,938
          Receivable from bank                                                                                  236,295
          Accrued interest receivable                                                                           468,577
          Servicing rights                                                                                     (664,464)
          Net change in deferred costs                                                                           70,836
          Other assets                                                                                           50,774
          Accounts payable and accrued liabilities                                                              342,624
          Income and franchise taxes payable                                                                    (53,048)
                                                                                                         --------------
            Total adjustments                                                                                14,791,333
                                                                                                         --------------
            Net cash provided by operatactivities                                                            10,214,753
                                                                                                         --------------
Cash flows from investing activities
     Purchase of furniture and equipment                                                                        (96,228)
     Proceeds from sales of property and equipment                                                                4,278
                                                                                                         --------------
            Net cash used in investing activities                                                               (91,950)
                                                                                                         --------------
Cash flows from financing activities
     Net repayments on proceeds from revolvlines of credit                                                  (10,860,512)
     Repurchase of puttable common stock                                                                        (67,706)
                                                                                                         --------------
            Net cash used in financing activities                                                           (10,928,218)
                                                                                                         --------------
            Net decrease in cash and cash equivalents                                                          (805,415)
Cash and cash equivalents, beginning of year                                                                  5,215,339
                                                                                                         --------------
Cash and cash equivalents, end of year                                                                   $    4,409,924
                                                                                                         ==============

 The accompanying notes are an integral part of these consolidated statements.

Comcap Holdings Corp. and Subsidiaries                                         6
(a Delaware corporation)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

Supplemental information
   Cash paid for
     Interest                                                        $ 5,520,154
     Taxes                                                               130,932

Noncash investing activities
   Additions to other real estate owned                                   34,550
   Dividend declared but not paid                                        125,000

 The accompanying notes are an integral part of these consolidated statements.

Comcap Holdings Corp. and Subsidiaries                                         7
(a Delaware corporation)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

1.   Organization

     Basis of presentation
     The accompanying consolidated financial statements include the accounts of Comcap Holdings Corp. ("Comcap") and its wholly-owned subsidiaries Commercial Capital Corporation ("CCC" or the "Company") and CCC Real Estate Holding Co. LLC ("CCC Real Estate"), together the "Companies".

     CCC was formed on February 15, 1994 as a nonbank lender under the program administered by the U.S. Small Business Administration (the "SBA"). On September 28, 2000, CCC Real Estate was formed with CCC as its sole member to take possession of real estate foreclosed on by CCC. Comcap was incorporated on January 21, 2000 in connection with the merger and reorganization discussed below. The Companies were formed under the laws of Delaware and have a December 31 fiscal year end.

     The consolidated financial statements were prepared in conformity with generally accepted accounting principles as of December 31, 2001. All intercompany accounts and transactions have been eliminated in consolidation.

2.   Operations

     In 1994, the Company purchased its SBA license from an unrelated third party for approximately $1,000,000. The purchase was approved by the SBA after an extensive review and authorization process of the Company. Ownership of the license (one of 14 issued by the SBA) gives the Company the right to make SBA guaranteed loans on behalf of the SBA. The license is transferable subject to the approval and authorization of the SBA.

     Proceeds for the purchase of the SBA license and initial operating capital were obtained from the issuance of subordinated notes payable to shareholders, puttable common stock and preferred stock.

     As a nonbank SBA lender, the Company originates, sells (in whole or in part) and services loans for qualifying small businesses, which are partially guaranteed by the SBA. The Company sells the SBA guaranteed portion of such loans to third party investors, retains the unguaranteed portion and continues to service the loans. CCC has the ability to originate loans throughout the United States. Presently, the loans originated by the Company are primarily to customers in the Eastern United States. The Company's competition for originating SBA loans comes primarily from banking organizations and the other nonbank entities holding an SBA license.

     In 2001, the Company did not meet the capital requirements of the SBA and therefore did not originate SBA loans for a substantial portion of the year.

3.   Going Concern Issues/Management's Plans

     Going Concern Issues
     Over the past three years the Company has incurred net losses of approximately $11.2 million, including a $4.6 million loss for the year ended December 31, 2001. The Company's $10 million line of credit expires on September 30, 2002; its $75 million line of credit expired on January 31, 2001. The Company and the banks have not formally agreed to extend these lines of credit on their terms. The Company is dependent upon financing to continue to originate loans. Due to

Comcap Holdings Corp. and Subsidiaries                                         8
(a Delaware corporation)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     the restructuring charges and continued operating losses during 2001, the Company is not in capital compliance with respect to the capital rules and regulations of the SBA at December 31, 2001. As a licensed Small Business Lending Corporation (SBLC), the Company is subject to the SBA's capital requirements under Rule 120.470 (the Rule). The Rule requires an SBLC to maintain unencumbered capital stock, additional paid-in capital and retained earnings of the greater of $1 million, or 10% of its net investment in finance receivables adjusted for reserve for credit losses and origination costs. In addition, an SBLC is prohibited from having accumulated deficits exceeding 50% of the combined capital stock and additional paid-in capital. At December 31, 2001, the Company did not meet the minimum required capital amount of $6,559,794.

     In October 2000, the Company entered into an agreement to issue and sell new shares of preferred stock. On June 6, 2001, the Company was notified that this transaction would not materialize. As a result, the banks did not continue to make new advances under the credit lines. This event also put the Company in non-compliance with the SBA Capital rules and regulations. The Company continues to utilize and pay down the lines of credit under the terms outlined in Note 8. The banks have the option to demand full and immediate repayment of these lines of credit, however, through July 26, 2002, the banks have not taken such actions. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

     Management's Plans
     To address these going concern issues, the Company's management has taken the following actions:

     On December 28, 2001, the Company signed a letter of intent for a proposed acquisition of the Company by an unrelated third party (the "Acquirer"). If the transaction is consummated as proposed, the Acquirer will purchase all classes of shares outstanding of Comcap's stock for cash and a predetermined number of shares of Acquirer's stock, which is currently traded on the American Stock Exchange. Additionally, the Acquirer will purchase certain demand promissory notes held by the Preferred Stock Owners at a fixed dollar price and issue its stock to satisfy the puttable noteholder obligation. Among other terms, the proposed acquisition is contingent on a commitment by existing Preferred Stock Owners to purchase 12.5% stake in the new entity, with a related cash payment of approximately $1 million to be received by the Company. The proposed acquisition is also contingent on the completion of due diligence by the Acquiror and receipt of approval by the SBA. It is management's opinion that the SBA will approve the acquisition and that the acquisition will put the Company in compliance with the SBA capital rules and regulations and allow the Company to originate loans. There is, however, no assurance that the proposed acquisition will occur or if consummated will be on terms consistent with those in the current letter of intent.

4.   Summary of Significant Accounting Policies

     Uses of estimates in the preparation of financial statements
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of

Comcap Holdings Corp. and Subsidiaries                                         9
(a Delaware corporation)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates, by their nature, are based on judgment and available information. Therefore, actual results could differ materially from those estimates.

     Loan interest and loan fees
     Interest income on loans is recognized as earned. When a loan is 90 days past due with respect to principal or interest and, in the opinion of management, interest or principal on individual loans is not collectible, or at such earlier time as management determines that the collectibility of such principal or interest is unlikely, the accrual of interest is discontinued and all accrued but uncollected interest income is reversed. Cash payments subsequently received on nonaccrual loans are recognized as income only where the future collection of the recorded value of the loan is considered by management to be probable. Certain related direct costs to originate loans (including fees paid to loan brokers) are deferred and amortized over the contractual life of the loan using a method that approximates the effective interest method.

     Allowance for possible loan losses
     An allowance for possible loan losses is established by a provision for possible loan losses charged to operations. Actual loan losses or recoveries are charged or credited directly to this allowance. The provision for possible loan losses is management's estimate of the amount required to maintain an allowance adequate to reflect the risks in the loan portfolio; however, ultimate losses may vary from the current estimates. This estimate is reviewed periodically and any necessary adjustments are made in the period in which they become known.

     The Company's charge-off policy is based on a loan-by-loan review for which the estimated uncollectible portion of nonperforming loans is charged off against the corresponding loan receivable and the allowance for possible loan losses.

     The Bank measures loan impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 114 and No. 118. The valuation allowance for loan impairment is maintained as part of the allowance for possible loan losses.

     Furniture and equipment
     Furniture and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of five years. Expenditures for maintenance, repairs and improvements which do not significantly extend the useful life of assets are charged to operations as incurred.

     Sales and servicing of SBA loans
     The Company originates loans to customers under the SBA program that generally provides for SBA guarantees of 75% to 80% (85% for loans received by the SBA on or after December 22, 2001) of each loan, subject to a maximum guarantee amount. The Company sells the guaranteed portion of each loan to a third party and retains the unguaranteed principal portion in its own portfolio. A gain is recognized on these loans through collection on sale of a premium over the adjusted carrying value. Gain on sale of the guaranteed portion of the loans is recognized at the date of the sales agreement when control of the future economic benefits of the loan is surrendered. At December 31, 2001 the Company had no outstanding receivables from the sale of the guaranteed portion of loans sold.

     The Company accounts for its capitalized servicing rights and sales of finance receivables in accordance with Statement of Financial Accounting Standards No. 140 (SFAS No. 140),

Comcap Holdings Corp. and Subsidiaries                                        10
(a Delaware corporation)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" a replacement of FASB Statement No. 125, which became effective on April 1, 2001. In accordance with SFAS No. 140, upon sale of the loans to third parties, the Company's investment in an SBA loan is allocated among the retained portion of the loan (unguaranteed), the sold portion of the loan (guaranteed) and the value of loan servicing retained, based on the relative estimated fair market values of each at the sale date. The difference between the proceeds received and the allocated carrying value of the loan sold is recognized as a gain on sale of loans. In each loan sale, the Company retains servicing responsibilities and receives servicing fees of 1% of the outstanding loan balance. The purchasers of the loans sold have no recourse to the Company for failure of customers to pay amounts contractually due.

     The servicing fees are reflected as an asset which is amortized over an estimated life using a method approximating the effective interest method; in the event future prepayments are significant or impairments are incurred and future expected cash flows are inadequate to cover the unamortized servicing asset, additional amortization or impairment charges would be recognized. In the calculation of its servicing asset, the Company is required to estimate its adequate servicing compensation. The Company has estimated its adequate servicing compensation to be approximately 0.3% based on the guaranteed portion of loans outstanding.

     Capitalized servicing rights are recorded at the date of sale based on the allocated carrying value (discussed above) and amortized into other revenue in proportion to, and over the period of, the estimated future net servicing income on the underlying financial assets. Impairment is recognized through a valuation allowance, to the extent the fair value is less than the capitalized amount. As of December 31, 2001, management's impairment analysis indicated no impairment; therefore, the valuation allowance is zero. Previously recognized servicing receivables that exceed contractually specified servicing fees are required to be reclassified as interest-only strip receivables. The Company has determined that the value of the servicing rights in excess of its contractually specified servicing fees is immaterial and therefore not reclassified as interest only strips.

     SBA license
     The cost of the SBA license is being amortized using the straight-line method over a useful life of 10 years beginning August 1, 1994.

     Puttable common stock and deferred issuance costs
     Puttable common stock is shown net of deferred issuance costs which are fully amortized using the effective interest method (included as a direct reduction to shareholders' equity) over the term in which the stockholders' put options became exercisable.

     Cash and cash equivalents
     For purposes of reporting cash flows, the Company considers cash and cash equivalents to be cash on hand or in the bank, restricted cash and any security or investment with a maturity of three months or less.

     Other real estate owned
     Other real estate owned consists of real estate acquired through foreclosure or by deed in lieu of foreclosure ("real estate owned" or "REO"). REO properties are carried at the lower of cost or fair value at the date of foreclosure (new cost basis) and at the lower of the new cost basis or fair value less estimated selling costs thereafter.

Comcap Holdings Corp. and Subsidiaries                                        11
(a Delaware corporation)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     Comprehensive income
     Comprehensive income includes net income and all other changes in equity during a period except those resulting from investments by owners and distribution to owners. Other comprehensive income includes revenues, expenses, gains, and losses that under generally accepted accounting principles are included in comprehensive income but excluded from net income.

     Comprehensive income and accumulated other comprehensive income are reported net of related income taxes. Accumulated other comprehensive income consists solely of unrealized holding gains and losses on available for sale securities.

     New accounting pronouncements
     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, as amended, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. SFAS No. 133 is required to be adopted January 1, 2001. In the opinion of management, this statement does not have a material effect on the Company's financial statements.

     Income taxes
     The Company files a consolidated tax return with Comcap, and CCC Real Estate. Income tax expense is calculated using the asset and liability method. Deferred tax asset and liabilities arise because of differences between the bases of assets and liabilities for financial statement and tax purposes.

5.   Loans Receivable

     Loans originated by the Company are primarily in the Eastern region of the United States with concentrations in the restaurant, manufacturing, hotel and motel industries. The components of loans receivable, net as of December 31, 2001 are as follows:

     Loans receivable, unguaranteed                              $   66,967,616
     Deferred income                                                 (7,435,085)
     Deferred origination costs                                       1,307,404
     Allowance for possible loan losses                              (2,677,083)
                                                                 ---------------
          Loans receivable, net                                  $   58,162,852
                                                                 ===============

     For the year ended December 31, 2001, the Company has closed and sold loans as follows:

                                                                       2001

     Loans closed                                                 $  28,759,467
     Guaranteed portion sold                                         27,736,666

     In 2001 the Company sold $2.9 million of its unguaranteed portion of loans to a third party.

Comcap Holdings Corp. and Subsidiaries                                        12
(a Delaware corporation)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

        The unpaid principal amount of loans serviced for others is not included in the accompanying consolidated balance sheet. The unpaid principal of loans serviced for others was $167,611,528 at December 31, 2001.

        The following table summarizes the geographic and industry compositions of the outstanding unguaranteed loans receivable balance at December 31, 2001:

        Industry

        Hotels and Motels                                       $    36,209,298
        Restaurants                                                   6,755,581
        Gasoline Service Stations                                     1,706,316
        Liquor Stores                                                 1,493,851
        Grocery Stores                                                1,414,842
        Child Day Care Services                                       1,341,602
        Car Washes                                                    1,156,313
        Auto Repair                                                   1,044,803
        Other                                                        15,845,010
                                                                ---------------
           Total                                                $    66,967,616
                                                                ===============
        State

        New Jersey                                              $     9,676,536
        New York                                                      8,355,742
        Florida                                                       8,296,590
        Virginia                                                      5,933,625
        Connecticut                                                   4,819,336
        Pennsylvania                                                  3,701,807
        North Carolina                                                3,461,670
        Georgia                                                       2,703,206
        South Carolina                                                2,595,877
        Ohio                                                          2,330,945
        Oklahoma                                                      2,112,797
        Other                                                        12,979,485
                                                                ---------------
           Total                                                $    66,967,616
                                                                ===============
6.       Allowance for Possible Loan Losses

        A summary of the activity in the allowance for possible loan losses for the year ended December 31, 2001 is as follows:

        Balance, beginning of year                              $     2,680,153
         Provision charged to expense                                 2,684,245
         Loan charge-offs                                            (2,700,873)
         Recoveries                                                      13,558
                                                                ---------------
        Balance, end of year                                    $     2,677,083
                                                                ===============

        As of December 31, 2001 there was approximately $4,937,000 of impaired and nonaccrual loans with a valuation allowance of approximately $928,000.

Comcap Holdings Corp. and Subsidiaries                                        13
(a Delaware corporation)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

7.       Capitalized Servicing Rights

         The following summarizes servicing rights capitalized and amortized through December 31, 2001:

         Servicing rights capitalized                            $   13,006,079
         Servicing rights amortized                                  (6,781,805)
         Valuation allowance                                                  -


         For the period ended December 31, 2001 proceeds from sales of loans were $29,527,356, servicing fees received were $1,880,802, repurchases of delinquent assets were zero and servicing advances were zero as the Company does not advance funds due to delinquencies on the underlying asset.

         The Company amortizes its capitalized servicing asset and writes off the capitalized servicing asset when a loan prepays or becomes 90 days past due. In 2001, the Company took a one time write down of $1,030,509 of its servicing assets. In connection with this write down, the Company also adjusted related deferred income by $897,060 and deferred costs by $195,170, resulting in a total reduction of net income of $328,619. The write down related to write offs of the remaining capitalized servicing asset for loans which had previously prepaid or were nonperforming loans.

8.       Furniture and Equipment

         The components of furniture and equipment are as follows:

         Computer equipment                                      $      350,015
         Computer software                                              109,348
         Office equipment                                               171,157
         Furniture and fixtures                                         126,203
         Leasehold improvements                                          21,635
                                                                 --------------
                                                                        778,358
         Accumulated depreciation                                      (453,900)
                                                                 --------------
            Total                                                $      324,458
                                                                 ==============

         Office equipment includes telephone equipment under a capital lease entered into in June 1999. The cost of the equipment under lease was $91,569. The balance at December 31, 2001 was $51,349.

9.       Lines of Credit and Other Notes Payable

         CCC has a $10 million line of credit with a bank which expires on September 30, 2002. As of December 31, 2001, the amounts outstanding under this line of credit were $4,279,423. The line of credit is secured by loans made by CCC and is personally guaranteed by the Chief Executive Officer and the former President of the Company. The line of credit bears interest at the prime interest rate plus 1% with interest payable monthly. The average rate for the year ended December 31, 2001 was 7.98%. The rate at December 31, 2001 was 5.75%. There was no accrued interest payable under this line of credit as of December 31, 2001.

Comcap Holdings Corp. and Subsidiaries                                        14
(a Delaware corporation)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

         CCC also has a line of credit with another bank for $75,000,000 which expired in January 2001. As of December 31, 2001, the amount outstanding under this line of credit was $61,414,892. The line of credit bears interest at the one-month LIBOR rate plus 2.50%, and is secured by the loans made by CCC and is personally guaranteed by the Chief Executive Officer and the former President of the Company. The average interest rate for the year ended December 31, 2001 was 6.7%. The interest rate at December 31, 2001 was 4.44%. Interest on the line is payable monthly in arrears. Interest expense of $230,097 was accrued but not paid as of December 31, 2001. In addition, this line of credit requires that a percentage of all advances made to CCC be deposited into an account in the name of the bank. The balance in this account as of December 31, 2001 was $3,104,015 and is shown as receivable from bank on the accompanying consolidated balance sheets. This line of credit requires CCC to meet certain administrative and financial covenants, including the maintenance of a minimum net worth, ratio of total indebtedness to net worth, limitation on permitted subordinated debt and profitability covenants as defined in the agreement. CCC is in default of several of these covenants as of December 31, 2001. Under the $75,000,000 line of credit, CCC pays a commitment fee of .25% on the unused portion of the line. These was no commitment fee payable outstanding under this line as of December 31, 2001.

         Under the terms of an agreement between CCC and both of the banks with which CCC maintains lines of credit, all payments received from CCC's borrowers except for principal and interest on the guaranteed portion of the loans are transferred into a restricted bank account. CCC cannot use these funds until the end of a calendar month at which time the funds are used to pay required principal and interest to the banks and certain other required payments. As of December 31, 2001, restricted cash balances were $3,560,965.

10.      Demand Notes Payable to Shareholders

         In December 2000, Comcap issued notes to the Series A and B Preferred stockholders for cash proceeds of $2,000,000. In 2001, the Series B Preferred stockholders sold their interest in the notes to the Series A Preferred stockholders. The notes and interest thereon are payable on demand. Interest accrues based on the prime rate plus 3%. The average interest rate for the year ended December 31, 2001 was 10%. Interest expense of $210,171 was accrued but not paid as of December 31, 2001. The noteholders have the option to convert the notes into similar securities to any issued as part of any subsequent financing by Comcap.

11.      Subordinated Notes Payable to Shareholders and Puttable Common Stock

         During 1994 and 1995, in connection with a private placement offering, the Company issued a total of 35 units at $50,000 per unit. Each unit consisted of a five-year note payable for $50,000 bearing interest at a rate of 15% per year and 571 shares of CCC's common stock. The offering resulted in total debt obligations of $1,750,000 and a total of 19,992 common shares were issued. All accrued interest and principal of the notes was paid in full in January 2001.

         These common stockholders had the option to put back such common shares to the Company on June 30, 2001 at an amount equal to $65.67 per share. During 2001, the Company repurchased 1,031 common shares for $67,706. As of December 31, 2001, stockholders of 1,858 shares have not exercised their put rights. Due to the exchange of CCC common stock to Comcap common stock the put rights are currently effective against Comcap common stock.

Comcap Holdings Corp. and Subsidiaries                                        15
(a Delaware corporation)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

12.  Income Taxes

     The provision (benefit) for income and franchise taxes consists of the following:

                                                                              For the Year
                                                                                 Ended
                                                                                December
                                                                                31, 200l
     Current
       Federal                                                                $         -
       State and local                                                             19,808
       Delaware state franchise                                                    58,076
                                                                              -----------
                                                                                   77,884
     Deferred                                                                           -
                                                                              -----------
                                                                              $    77,884
                                                                              ===========

     The following table reconciles the federal statutory rate to the Companies effective tax rate at December 31, 2001:

                                                                                 Percentage
                                                                                 of Pretax
                                                                      Amount       Income
     Federal tax at statutory rate
     State and local income taxes, net of federal tax benefit     $(1,575,000)      (35.0)%
     Delaware state franchise tax, net of federal tax benefit          19,808         0.4 %
     Deferred tax asset valuation allowance                            58,076         1.3 %
     Net operating loss carryforward                                        -         0.0 %
     Other                                                          1,575,000        35.0 %
          Income tax provision                                              -         0.0 %
                                                                  -----------     ---------
                                                                  $    77,884         1.7 %
                                                                  ===========     =========

     Income taxes are deferred as a result of differences in the timing of the recognition of certain income and expense items for income tax and financial reporting purposes. The primary sources of these differences are deferred loan fees, accelerated tax depreciation, nonaccrual interest and bad debt deductions. As of December 31, 2001, the Company has a net operating loss ("NOL") carryforward of approximately $10,300,000. The Company has established a valuation allowance for the full amount of the net deferred tax asset.

13.  Shareholders' Equity

     The Series A Preferred is convertible into 832,280 shares of common stock at the option of the holder or upon sale of Comcap or filing of a registration statement with the SEC for an IPO and pays a 10% dividend annually. The Series A Preferred also has voting rights equivalent to the number of common shares into which it is convertible. The Series A Preferred conversion and voting rights cease as of the close of business on December 31, 2004. As of December 31, 2001 dividends payable to Series A Preferred stockholders of $500,000 have been recorded. The December 31, 2001 amount includes $375,000 which was in arrears.

Comcap Holdings Corp. and Subsidiaries                                        16
(a Delaware corporation)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

     The Series B Preferred is convertible into 1,835,177 shares of common stock and calls for a 30% cumulative dividend, compounded quarterly, payable only when and if declared by the Board of Directors, as agreed to in the stock purchase agreement or upon a sale of Comcap or a filing of a Registration Statement with the SEC for an IPO. For fiscal year 2001, the Board of Directors did not declare any dividend for Series B. The dividend rate on the Series B Preferred increases to 50% per annum payable annually in advance, if Comcap fails to comply with certain provisions. As of December 31, 2001, Comcap is in compliance with all requirements. The Series B Preferred also has voting rights equivalent to the number of common shares into which it is convertible. At any time after January 21, 2005, the Series B Preferred stockholders have the right to effect a sale of Comcap. No dividends are payable to the common stockholders without the consent of 66-2/3% of the Series B preferred stockholders.

14.  Commitments and Contingencies

     Litigation
     The Companies may, in the ordinary course of business, become a party to litigation and other legal proceedings relating to the conduct of its business. In the opinion of management, as of December 31, 2001, any outstanding litigation will not have a material adverse effect on the financial position of the Companies.

     Operating and capital leases
     The Company leases office space and equipment under various operating leases including the Company's primary offices. Total rental expense net of sublease payments for all leases amounted to $375,035 for the year ended December 31, 2001. The Company's lease commenced on July 15, 1999 for a term of five years with an option for an additional five years. In 2001, the Company subleased part of its office space. The sublessee is subject to the same terms and conditions as the Company under its lease. If the Company decides not to exercise its option, the lease calls for a cancellation fee of approximately $153,000, which is included in the future minimum lease payments below. An irrevocable letter of credit for approximately $84,000 was issued as a security deposit in February 2001.

     In June 2000, the Company entered into a capital lease for telephone equipment. The lease is for a term of five years with monthly payments of $1,937. As of December 31, 2001 the principal portion of the lease payable of $68,629 is included in accounts payable and accrued liabilities.

     Future minimum lease payments under noncancelable operating and capital leases are as follows:

                                                          Operating     Capital
                                                           Leases        Lease

     2002                                              $    366,525  $   23,240
     2003                                                   373,206      23,240
     2004                                                   358,793      11,621
     Thereafter                                                   -           -
                                                       ------------  ----------
     Total minimum lease payments                         1,098,524      58,101
     Less: unearned interest                                      -      (6,752)
                                                       ------------  ----------
          Total                                        $  1,098,524  $   64,853
                                                       ============  ==========

Comcap Holdings Corp. and Subsidiaries                                        17
(a Delaware corporation)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

         Management employment contracts
         The Company entered into employment contracts dated January 21, 2000 with its Chief Executive Officer and President for five years and its Chief Financial Officer and Senior Vice President of Lending for three years. These contracts provided for certain annual compensation, benefits and severance payments in the event of termination. Additionally the Company hired a Chief Credit Officer and replaced its Chief Financial Officer and entered into employment letter agreements. These employment letter agreements provide for certain annual compensation, grant of equity upon completion of a financing transaction and severance payments in the event of termination.

         Profit sharing plan
         On March 30, 1998, the Board of Directors of the Company approved the adoption of a 401(k) Profit Sharing Plan with an effective date of January 1, 1998. The Plan provides for voluntary contributions by employees and discretionary employer contributions. There was no contribution by the Company in 2001.

15.      Restructuring Charge

         During January 2001, management decided to reorganize its operations, primarily by closing its western regional loan production office and reorganizing the personnel in the New York corporate office. The Company recorded a restructuring charge in the first quarter of 2001 of approximately $738,000 to effect this reorganization. This charge includes termination benefits of $558,000, termination costs related to office facilities of approximately $123,000 and other exit costs of $57,000. The termination charge includes severance benefits of two members of senior management based on the Company's employment contracts with these individuals.

16.      Stock Options

         Comcap adopted the 2000 Stock Option Plan (the "2000 SOP") which provides for the granting of options on common shares not to exceed 416,140 shares. On January 21, 2000, Comcap granted 416,140 options to the Series A Preferred stockholders and certain key executive officers of Comcap. On a post-conversion basis and assuming exercise of the options, the Preferred Stock Owners will have a 64% ownership interest in Comcap. In addition, in the event of the sale of Comcap, the Preferred Stock Owners has the right to veto any sales agreement.

         All authorized options under the 2000 SOP were granted at exercise prices of $6.81 and $10.22 per share. The weighted average exercise price per share of the options granted is $8.17. The options vested immediately and expire on January 21, 2010, or sooner upon certain events occurring as outlined in the 2001 SOP. There were no options available for grant as of December 31, 2001 and no options expired or were exercised.

17.      Related Party Transactions

         In 2000, the Company loaned its Chief Executive Officers proceeds of $110,000 evidenced by a demand promissory note. As of December 31, 2001 the amount outstanding inclusive of accrued interest was $123,536.

Comcap Holdings Corp. and Subsidiaries                                        18
(a Delaware corporation)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

18.      Fair Value of Financial Instruments

         As of December 31, 2001, the Companies' financial instruments included the following items: cash, loans receivable, accrued interest receivable, revolving lines of credit, demand notes payable to shareholders, subordinated notes payable to shareholders and accrued interest payable. Management has evaluated the fair value of the above financial instruments and has determined that as of December 31, 2001, their fair values approximates their recorded net book values.

19.      Commercial Capital Corporation Financial Information

         The financial information below presents Commercial Capital Corporation on a stand-alone basis.

         Statements of Operation

                                                                     For the
                                                                    Year Ended
                                                                     December
                                                                     31, 200l

         Revenues
            Premium income                                        $   1,147,709
            Interest income                                           8,285,l12
            Service fee income                                          (23,227)
            Loan application fees and other income                      613,304
                                                                  -------------
              Total revenues                                         10,022,898
                                                                  -------------
         Expense
            Interest expense                                          4,924,304
            Salaries and related expenses                             2,708,425
            Depreciation and amortization                               232,282
            Provision for possible loan losses                        2,684,245
            Professional fees                                         1,140,903
            Loan processing costs                                       589,198
            Business developement, travel and entertainment             196,544
            Rental expense                                              375,035
            Restructuring charge                                        737,846
            Other expenses                                              625,559
                                                                  -------------
              Total expenses                                         14,214,341
                                                                  -------------
              Loss before income and franchise taxes                 (4,191,443)

         Income and franchise taxes                                      19,808
                                                                  -------------
              Net loss                                            $  (4,211,251)
                                                                  =============

Comcap Holdings Corp. and Subsidiaries                                        19
(a Delaware corporation)
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      Balance Sheet
                                                                    December 31,
      Assets                                                            2001

      Cash                                                         $    847,609
      Restricted assets                                               3,560,965
      Loans receivable, net                                          58,162,852
      Receivable from sales of loans                                          -
      Receivable from bank                                            3,302,481
      Accrued interest receivable                                       424,061
      Servicing asset                                                 6,224,274
      SBA license, net                                                  260,917
      Property and equipment, net                                       324,458
      Other assets                                                    1,673,044
                                                                   ------------
           Total assets                                            $ 74,780,661
                                                                   ============

      Liabilities and Shareholders' Equity

      Liabilities
         Accounts payable and accrued liabilities                     4,233,461
         Income and franchise taxes payable                              19,473
         Accrued interest payable                                       230,097
         Dividends payable                                              125,000
         Bank notes payable                                          65,694,315
                                                                   ------------

           Total liabilities                                         70,302,346
                                                                   ------------

      Shareholders' equity
         Common stock                                                        10
         Additional paid-in capital                                  17,264,258
         Accumulated deficit                                        (12,785,953)
                                                                   ------------

           Total shareholders' equity                                 4,478,315
                                                                   ------------

           Total liabilitie shareholders' equity                   $ 74,780,661
                                                                   ============